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                                                                   EXHIBIT 10.13

                             OFFICE LEASE AGREEMENT

TENANT             EDIX CORPORATION

LANDLORD:          FRANKLIN TEMPLETON INVESTOR SERVICES, LLC

DATE OF SIGNATURE: OCTOBER 8, 2001

                    FRANKLIN TEMPLETON INVESTOR SERVICES, LLC
                              ONE FRANKLIN PARKWAY
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 312-5812

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                             OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT ("Lease") is entered into by and between the "Landlord" and 'Tenant" as hereafter set forth.

                  ARTICLE 1. SUMMARY OF FUNDAMENTAL LEASE TERMS

1.1 Landlords Name and Address:

    FRANKLIN TEMPLETON INVESTOR SERVICES, LLC a Delaware limited liability company, its successors and assigns One Franklin Parkway
    San Mateo, CA 94403

1.2 Tenant's Name and Address:

    After the Commencement Date:
    EDIX CORPORATION
    A Delaware corporation, Its successors and assigns
    140 Fountain Parkway, Suite 400
    St. Petersburg, FL 33716

    Prior to the Commencement Date:
    EDIX CORPORATION
    3001 Executive Drive, Suite 370
    Clearwater, FL 33762

1.3 Leased Premises:

    Suite No.: 400
    Floor No.: 4th
    Approximate useable area:  37,900 square feet
    Approximate rentable area: 37,900 square feet
    Building Address:          140 Fountain Parkway
                               St. Petersburg, FL 33716

1.4 Commencement Date (estimated). December 15, 2001

    (See Section 2.1(g)).

1.5 Monthly Base Rent:        Commencement Date   $53,849.50
    (See also Section 4.1).   -1/31/03
                              2/1/03 - 1/31/04    $55,365.58
                              211/04 - 1/31/05    $57,639.58
                              2/1/05 - 1/31/06    $60,324.17
                              2/1/06 - 1/31/07    $65,377.50

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1.6 Term: The period commencing on the Commencement Date and expiring bn January
31, 2007. In the event the, Landlord decides not to occupy the Premises for Landlord's own use, Landlord hereby grants the Tenant a Right of First Offer to Renew the Lease for a five (5) year term under the terms specified in Exhibit 6 attached hereto.

1.7 Security Deposit: None

1.8 Building Rentable Area: 303,000 Rentable Square Feet

     (See Section 2.1(e)).

1.9 [Intentionally Deleted]

1.10 [Intentionally Deleted]

1.11 Tenant's Improvement Allowance

     (See the Work Agreement). Up to $180,000 + $20,000 for CDs & Specifications of Tenant's Work

1.12 Tenant's Work Deadlines

     The deadline for submission to Landlord of Construction Drawings for Tenant's Work will be: October 20, 2001

1.13 Broker: Echelon Real Estate Services, LLC

1.14 Lease Guaranty: Continuing and Unconditional Guaranty of Lease in the form attached as Exhibit "3"

1.15 Addenda, Exhibits and Riders. The following Exhibits are incorporated by reference into this Lease and expressly made a part hereof:

    Exhibit 1   Leased Premises Space Plan
    Exhibit 2   Legal Description of Real Property
    Exhibit 3   Continuing and Unconditional Guaranty of Lease
    Exhibit 4   Work Agreement
    Exhibit 5   Rules and Regulations
    Exhibit 6   Right of First Offer to Renew

                             ARTICLE 2. DEFINITIONS

2.1 Function of Definitions. Certain fundamental provisions of this Lease are presented in this summary format in this Article to facilitate convenient reference by the parties. These definitions are in addition to any other definitions contained in this Lease. All references In this Lease to the following terms shall be accorded the meanings or definitions given in this Article, as though such meaning or definition were fully set forth throughout the text hereof, unless such

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meanings are expressly modified, limited or expanded elsewhere in this Lease.
This Article, together with the terms herein referenced shall constitute an integral part of this Lease.

(a) "Monthly Base Rent shall mean the sums as set forth in Section 1.5 above. The Monthly Base Rent does not include (I) any sales or use tax assessed on Monthly Base Rent; or (ii) any charges due for excess utility usage, all of which are also payable to Landlord.

(b) [Intentionally Deleted]

(c) [Intentionally Deleted]

(d) "Buildings" shall mean one building located on certain real property located in the City of St. Petersburg, Pinellas County, Florida, having a current address of 140 Fountain Parkway, St. Petersburg, Florida 33716.

(e) "Building Rentable Area" shall mean the combined Rentable Square Footage of the Building, as estimated by Landlord, which is set forth In Section 1.8 above.

(f) "Business Days" shall mean all days, except Sundays, New Year's Day, President's Day, Memorial Day, Independence Day, Christmas Day, Labor Day, Thanksgiving and other legal holidays on which national banks are closed.

(g) "Commencement Date" shall mean the earliest to occur of: (i) the date on which Tenant opens for business in and on the Leased Premises, or any portion thereof; or (ii) the date of "Substantial Completion" (as defined in the Work Agreement) of the Tenants Work by Landlord but no earlier than November 15 2001

(h) "Common Area" shall mean and include all areas, improvements, facilities and equipment from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Buildings,' Landlord, and their respective officers, partners, directors, employees, agents, licensees, contractors, customer and. invitees, to the extent customers and Invitees are under the principal's control or direction, including the following: (i) any areas in the Buildings devoted to lobbies, hallways, elevators, rest rooms, janitorial closets, mailrooms, and other similar facilities provided for the common use or benefit of tenants generally and/or for the public located in the Buildings (but, shall not include any such areas designated for the exclusive use or benefit of a particular tenant); (ii) portions of the Buildings used for mechanical rooms, electrical facilities, telephone closets, fire towers and building stairs (but shall not include any such areas designated for the exclusive use or benefit of a particular tenant);
(ill) elevator shafts, vents, stacks, pipe shafts and vertical ducts; and (iv) those portions of the Buildings and/or the Real Property which are provided and maintained for the common use and benefit of Landlord and tenants of the Buildings only and employees and invitees and licensees of Landlord and such tenants; including, without limitation, all atriums, walkways, parking areas, and alt streets, sidewalks and landscaped areas comprising the Real Property.

(i) "Default Rate" shall mean Interest at the highest rate permitted by law.

(j) [Intentionally Deleted]

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(k) [Intentionally Deleted]

(l) "Leased Premises" shall mean the portion of the Building leased to Tenant as described in Section 1.3 above and as further outlined in red on the floor plan attached as Exhibit "1" hereto, being located in the office building known as "140 Fountain Parkway" in the development known as "Carillon" (the "Project") on the real property legally described in Exhibit "2", Pinellas County, Florida (the "Real Property").

(m) "Normal Business Hours" shall mean the hours from 7:00 a.m. to 9:00 p.m. during all Business Days, other than Saturdays, and from 8:00 am, to 5:00 p.m. on all Saturday Business Days. The Normal Business Hours of the Building are the typical hours of operation, but in no way shall be deemed to restrict Tenant's access to the Leased Premises and Common Areas during other periods of time.

(n) [Intentionally Deleted]

(o) [Intentionally Deleted]

(p) [Intentionally Deleted]

(q) "Rent" shall mean the Monthly Base Rent.

(r) "Tenant's Insurance Limits" shall mean insurance coverage in compliance with the requirements of this Lease, having the following limits: (a) Worker's Compensation Insurance --- to meet the requirements of Florida law; (b) Commercial General Liability Insurance -- minimum limits of $1,000,000.00 per occurrence; $1,000,000.00 personal and advertising Injury; $50,000.00 fire damage (any one fire); $5,000.00 medical expense (any one person) and $2,000,000.00 in the general aggregate; (C) Business Automobile Insurance --- combined single limits of $1,000,000.00 per accident, and (d) Commercial Umbrella -- minimum limits of $5,000,000.00 in excess of primary coverage limits (See Article 11).

(s) "Tenant's Permitted Use" Tenant may use the Leased Premises solely for general, administrative and clerical office purposes and for no other purpose. (See Section 6.1).

(t) "Tenant's Work" shall mean alt work to be performed by or for the account and at the sole expense of Tenant in the Leased Premises in strict accordance with the Work Agreement.

(u) "Term" shall mean the period described in Section 1.6 above commencing on the Commencement Date and ending at 11:59 p m on January 31, 2007 (Expiration
Date) or on such earlier date in which the Term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law, and furthermore, shall include any renewal term, if such renewal term comes into existence (but only if a renewal term has been expressly provided for under Section 1.6 above).

(v) [Intentionally Deleted]

(w) [Intentionally Deleted]

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(x) "Utility Overtime Charge" An amount currently equal to $20.00 per hour per leased floor of the Building for all HVAC service furnished during other than Normal Business Hours, without reduction for total square footage of space occupied or utilizing HVAC service on the floor at the time such service is requested. Such charge may be increased from time to time in Landlord's sole discretion. (See Section 7.1)

(y) "Vehicle Parking Allocation" Tenant shall be entitled to 190 reserved on site parking spaces at no charge for the entire term of the lease.

(z) "Work Agreement" shall mean the Work Agreement and its Schedules attached hereto as Exhibit "4" and made a part hereof.

                      ARTICLE 3. LEASED PREMISES AND TERM

3.1 Leased Premises. Subject to the rent, terms and conditions herein set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Leased Premises, subject to the terms and Provisions of this Lease to have and to hold for the Term, unless the Term shall be sooner terminated as hereinafter provided, and any renewal term, in addition, as an appurtenance to this Lease, Tenant shall have the general and non-exclusive right to use the Common Area subject to the terms and conditions of this Lease.

3.2 Landlord's Reservation. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord In Its sole discretion shall determine provided however, such exclusive right shall not operate to prohibit Tenant from Its material benefit and enjoyment of the Leased Premises for Tenant's Permitted Use as defined in
Section 2.1(s) above and the Vehicle Parking Allocation as set forth in Section 2.1(y) above. Tenant acknowledges that, without advance notice to Tenant, and without any liability to Tenant in any respect, Landlord shall have the right to:

(a) Close off any of the Common Area to whatever extent required, in the opinion of Landlord, to prevent a dedication of any of the Common Area or the accrual of any rights by any person or the public to the Common Area, provided such closure does not materially deprive Tenant of the benefit and enjoyment of the Leased Premises for its permitted use:

(b) Temporarily close any of the Common Area for maintenance, alteration or improvement purposes;

(c) Select, appoint or contract with any person for the purpose of operating and maintaining the Common Area, on such terms and conditions as Landlord deems reasonable;

(d) Change the size, use, shape or nature of any such Common Area, provided such change does not materially deprive Tenant of the benefit and enjoyment of the Leased Premises or parking allocation as provided in Section 2.1(y). So long as Tenant is not thus deprived of the use and benefit of the Leased Premises, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of any concourse, or any elevator, stairs, toilet or other public conveniences in the Buildings, without incurring any liability to Tenant or entitling Tenant to any abatement of rent;

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(e) Expand the existing Building or Buildings or other buildings to cover a portion of the Common Area, convert the Common Area to a portion of the Buildings or other buildings, or convert any portion of the Buildings (excluding the Leased Premises) or other building to Common Area, provided such expansion does not deprive Tenant of the use or benefit of the Leased Premises or parking allocation as provided in Section 2.1(y). Upon erection or any buildings or expansion of the Buildings, or change in Common Area, the portion of the Buildings upon which such structures have been erected will no longer be deemed to be a part of the Common Area;

(f) In addition to the other rights of Landlord under this Lease, Landlord reserves to itself and its respective successors and assigns the right to: (i) change the street address and/or name of the Buildings; (ii) erect, use and maintain pipes and conduits in and through the Leased Premises; (iii) grant to anyone the exclusive right to conduct any particular business or undertaking in the Buildings; (iv) control the use of the roof and exterior walls of the Buildings; and (vi) use Tenant's name in promotional materials relating to the Buildings. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction or disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Leased Premises.

3.3 Term. This Lease Is effective and enforceable upon the date of execution hereof by both parties ("Effective Date"), The Term of this Lease shall commence on the Commencement Date, and shall end at 11:59 p.m. midnight on the Expiration Date (including any renewal option designated therein, If It becomes effective), or on such earlier date on which the term of this Lease may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. If for reasons other than Tenant Delay the Commencement Date has not occurred by January 31, 2002, Tenant upon not less than 10 Business Days prior written notice shall have the right to terminate this Lease, After determination of the Commencement Date, Landlord and Tenant shall execute a Certificate of Commencement Date, but the failure of either party to so execute the Certificate shall not affect the obligations of either party under this Lease,

                           ARTICLE 4. RENT; SECURITY

4.1 Monthly Base Rent. Tenant agrees to pay to the order of Landlord, without demand, set-off or deduction during the Term, the Monthly Base Rent, specified in Section 1.5. The Monthly Base Rent shall be due and payable in advance, commencing on the Commencement Date and continuing on the first day of each and every subsequent calendar month 'during the Term, in the amount as scheduled in
Section 1.5; provided, however, that Tenant shall receive a credit in the amount of $134,623.95 (equivalent to two and one half (2 1/2) months of Monthly Base
Rent) against the amount of the Monthly Base Rent first payable under this Lease (the "Rent Credit"), Such Rent Credit shall begin concurrently with the Commencement Date, Concurrently with Tenant's execution and delivery of this Lease, Tenant shall pay to Landlord the sum of $53,849.58 to be applied toward the monthly installment of Monthly Base Rent first payable by Tenant upon exhaustion of the Rent Credit. Tenant shall pay, as Additional Rent, all other sums due under this Lease. Tenant shall pay the Monthly Base Rent by good check or in lawful currency of the United States of America. If Tenant's check is not good, then Landlord may require all further payments to be made by cashier's or official check, or wire transfer, at Landlord's sole option. All forms of Rent due under this Lease shall be paid to Landlord at One

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Franklin Parkway, San Mateo, CA 94403 or such other location as Landlord may designate in writing from time to time.

4.2 Fully Serviced Lease. This is a full service gross lease. The Monthly Base Rent includes insurance, common area maintenance, utilities (other than after-hours HVAC charges), common area and premises electrical costs (except as provided in Section 7.4), 5 night per week janitorial service, management fees and administration expenses. Except as otherwise expressly provided herein, there will be no operating expense increases or pass-throughs.

4.3 Late Payment Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain, Accordingly, other remedies for nonpayment of Rent notwithstanding, and except as expressly provided herein, in'the event any installment payment of' Monthly Base Rent due Landlord hereunder shall not be paid within len (10) days after the due date, Tenant shall pay Landlord a late payment fee of five percent (5%) of the unpaid past due amount, in addition to such other amounts owed under this Lease. In addition, Tenant shall pay Landlord interest on any delinquent payment due Landlord hereunder at the Default Rate; provided that Interest shall not be payable on late charges incurred by Tenant or on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be In excess of that legally permitted.

4.4 Increase in Insurance Premiums. If an increase in any insurance premiums1 paid by Landlord for the Buildings is caused by Tenant's use of the Leased Premises, or if Tenant voluntarily vacates the Leased Premises prior to the end of the Term and causes an increase in such premiums, then Tenant shall pay as Additional Rent the amount of such increase to Landlord.

4.5 Holding Over. In the event that Tenant does not vacate the Leased Premises upon the expiration or termination of this Lease and continues to hold over in possession of the Leased Premises without the written consent of Landlord, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, Including the obligation to pay Rent, except that Tenant shall pay Landlord as an installment of the Monthly Base Rent for the period of such holdover an amount equal to two times (200%) the Monthly Base Rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease The rental payable during the holdover period shall be payable to Landlord on demand.

4.6 Sales Tax. In addition to the Monthly Base Rent and the Additional Rent to be paid by Tenant hereunder, Tenant shall be liable and pay to Landlord all rental, sales and use taxes, if any, levied or Imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the Rent or other charge upon which the taxis based as set forth above.

4.7 Rights to Additional Rent. Any and all sums of money Or charges, other than Monthly Base Rent, required to be paid by Tenant under this Lease, whether or not the same be so

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designated, shall be considered "Additional Rent." Landlord shall have the same rights and remedies with respect to Additional Rent as with respect to Monthly Base Rent. The term "Rent" Is hereby defined to mean the Monthly Base Rent and any additional charge, fee or rent payable by Tenant to Landlord under this Lease.

                ARTICLE 5. IMPROVEMENTS BY LANDLORD; POSSESSION

5.1 Construction. Landlord shall supervise the construction of the Tenant's Work as described in the Work Agreement.

5.2 Tenant Delays. Should a "Tenant Delay," as defined in the Work Agreement, take place, then Tenant will pay to Landlord, as reimbursement for additional expenses which will be incurred by Landlord because of Landlord's inability to proceed with the work as scheduled, as Additional Rent, one day's Monthly Base Rent, computed in accordance with the Lease, for each calendar day of "Tenant Delay," as liquidated and agreed damages for the delay, it being agreed that' Landlord's damages for such delay would be difficult to calculate with certainty. Additional Rent payable by Tenant pursuant to this Section will be due within fifteen (15) days after receipt by Tenant of Landlord's invoice.

5.3 Certificate of Commencement Date. Within thirty (30) days after the date that Landlord notifies Tenant that the Commencement Date has arrived, Tenant will execute and deliver to Landlord a written certificate stating the Commencement Date. In such certificate, Tenant will certify to Landlord that Tenant is in possession and has accepted the Leased Premises, and that all conditions of this Lease required of Landlord as of that date have been fulfilled, and that there are no defenses or off-sets against enforcement of this Lease by Landlord; provided, however that Tenant may state in such certificate, if such be the case, any defects in the Premises remaining to be repaired or completed by Landlord; provided that In no event shall Tenant be deemed to be waiving any objection to Such listed defects. Tenant shall have waived any objection to any defects not specifically enumerated in writing to Landlord within such thirty (30) day period. The Tenant's taking possession of the Leased Premises, shall be deemed to establish conclusively that Tenant's Work has been substantially completed in accordance with the plans and specifications, are suitable for the purposes for which the Leased Premises are let, and that the Leased Premises are in good and satisfactory condition as of the date possession was so taken by Tenant, except to the extent of any defects noted in the certificate delivered to Landlord by Tenant.

5.4 Completion Delays By Landlord. Except as otherwise expressly provided in
Section 3.3, if Landlord fails to Substantially Complete any portion of the Tenant's Work with the result that the Leased Premises are not ready for Tenant's occupancy by the Commencement Date provided in Section 1.4, above, this Lease wilt not be void or voidable by Tenant, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, including without limitation incidental or consequential damages, The Term will instead commence at the time thereafter when the Tenant's Work is Substantially Complete as provided in the Work Agreement, and such date will be the actual Commencement Date.

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                          ARTICLE 6. OCCUPANCY AND USE

6.1 Use. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied solely for the purposes set forth in Section 2.1(s) and for no other purposes whatsoever, Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors (to the extent such invitees and visitors are within the Leased Premises) In such a manner as is lawful, reputable and will not create a nuisance, Tenant shall not permit any operation which emits any excessive or offensive odor or matter which intrudes into other portions of the Buildings, use any apparatus or machine which makes undue noise or causes undue vibration in any portion of the Buildings or otherwise materially interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Buildings. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the reasonable opinion of Landlord, be hazardous on account of fire or which would in any way increase or render void the fire insurance on the Buildings. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Leased Premises, Tenant shall, at its expense, duly procure and thereafter maintain such license or permit and shall at ~Il times comply with the terms and conditions of same. Tenant shall not at any time knowingly suffer the Leased Premises to be used or occupied in violation of (I) the Certificate of Occupancy for the Leased Premises or for the Buildings, (ii) any of the provisions of this Lease, or (iii) zoning ordinances, and rules and regulations of governmental and quasi governmental authorities having jurisdiction over the Buildings.

6.2 Signs. Except as expressly permitted hereinafter, Tenant shall not place any signs or other advertising matter or material on the exterior of the Buildings, anywhere upon the Common Areas, or in any portion of the interior of the Leased Premises which Is visible beyond the Leased Premises, except those signs submitted to Landlord in writing and approved by Landlord In writing, and which signs are in conformance with Landlord's sign criteria established for the Buildings. Landlord shall provide, at Landlord's expense, a directory in the lobby of the Buildings listing all tenants of the Buildings, but shall have no obligation to list any assignees or subtenants. If any prohibited sign, advertisement or notice is exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord In such removal, together with interest thereon at the Default Rate.

6.3 Compliance with Laws, Rules and Regulations, Tenant, at Tenant's sole cost and expense, shall comply with all present and future laws, ordinances, orders, and rules and regulations of alt state, federal, municipal, and local governments, departments commissions, and boards having jurisdiction over the Leased Premises, Tenant's business, or any activity or condition on. or about the Leased Premises, including, without limitation, all environmental laws and any other laws relating to the Improvements on the Leased Premises or the air in end around the Leased Premises (collectively, the "Laws"). Tenant warrants that its business and all activities to be conducted or performed in, on, or about the Leased Premises shall comply with all of the Laws. Tenant agrees to change, reduce, or stop any such activity, or install necessary equipment, safety devices, pollution control systems, or other installations at any time during the Term hereof to so comply. Without limitation to the foregoing, Tenant agrees:

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(a) If, during the Term hereof, Landlord or Tenant is required to alter, convert, or replace the HVAC system serving the Leased Premises in order to comply with any of the Laws concerning Indoor air pollution or quality, or in order to meet any applicable limitation on, standard for, or guideline relating to indoor air quality or the emission of any indoor air pollutant, Including, without limitation, those adopted by the Occupational Safety and Health Administration, the American Society of Heating, Refrigeration, and Air Conditioning Engineers, or the Environmental Protection Agency, Tenant acknowledges and agrees that such costs of any such conversion or replacement as a direct result of Tenant's use, including without limitation, the purchase and installation of new equipment, and the alteration of existing HVAC equipment in the Leased Premises to accommodate any new equipment, shall be paid by Tenant within ten (10) days after receipt of a bill by Landlord.

(b) Tenant covenants and agrees, at its sole cost and expense, to comply with Laws regarding the collection, sorting, separation, and recycling of waste, products, garbage, refuse, and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse, or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section, and, at Tenant's sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance.

(c) Tenant will comply with the reasonable rules and regulations of the Buildings adopted from time to time by Landlord, a current copy of which are set forth on Exhibit "5" attached to this Lease. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Buildings or the Leased Premises. The Rules and Regulations, as changed in accordance with this section from time to time, are hereinafter called the "Rules and Regulations."

6.4 Warranty of Possession. Landlord warrants that it has the right and authority to execute this Lease, Landlord covenants and agrees that, upon Tenant's paying on a monthly installment basis the Monthly Base Rent, and any Additional Rent required hereunder and performing all of the other covenants herein on its part to be performed, Tenant shall and may peaceably and quietly hold and enjoy the Leased Premises without hindrance by Landlord or persons claiming through or under Landlord, subject to the terms, covenants and conditions of this Lease. Landlord shall not be responsible for the acts or omissions of any other lessee or third party not claiming through or under Landlord that may interfere with Tenant's use and enjoyment of the Leased Premises.

6.5 Inspection. Landlord and Landlord's agents shall have the right during Normal Business Hours to enter the Leased Premises, to examine the same, and to show them to prospective

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purchasers or lenders of the Buildings. Upon reasonable prior notice (except in the case of an emergency), Landlord and Landlord's agents shall have the right outside of Normal Business Hours to enter the Leased Premises to make such repairs or alterations as required under this Lease, or as Landlord may reasonably deem necessary or desirable, and Landlord shall be. allowed to take all material Into and upon the Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved herein shall in no wise abate while said repairs or alterations are being made, During the six (6) months prior to the expiration of the Term hereof, Landlord may exhibit the Leased Premises to prospective tenants. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Leased Premises or the Buildings or any part thereof, except as otherwise herein specifically provided. Notwithstanding the foregoing, no prior notice shall be required to permit Landlord or its authorized agents to enter the Leased Premises to supply janitorial service or any other service to be provided by Landlord pursuant to this Lease. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises. Tenant shall not change Landlord's lock system unless Tenant provides Landlord with a pass key, or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right to use any and alt means which Landlord may deem proper to open any door in an emergency without liability therefor.

                        ARTICLE 7. UTILITIES AND SERVICE

7.1 Building Services. Landlord shall provide the Leased Premises with trash removal service, elevator service, and with water and electricity for lighting, receptacles for the' operation of office machines and other incidental uses during the term of this Lease. Tenant shall pay all telephone charges for service to the Leased Premises, excluding, however, any costs associated with making the Leased Premises accessible to the local point of telephone access which shall be borne by the Landlord, which point of local connection shall be provided by Landlord if it sells the Building during the term of this Lease (the "Local Point of Connection"). Until such Local Point of Connection is established, Landlord hereby grants to Tenant a license to access and connect 10 existing telephone connections located In buildings adjacent to the Building which are owned by Landlord. Landlord shall furnish Tenant hot and cold water at those points of supply provided for general use of other tenants in the Buildings. In addition, Landlord shall furnish central heating and air conditioning in season during Normal Business Hours, and at temperatures and in amounts as are in accordance with the standards of office buildings in the Tampa Bay area, subject, however, to being in compliance with any governmental regulations. Such HVAC service during hours other than Normal Business Hours may be furnished only upon the request of Tenant, at the overtime charge thereof, as established from time to time by Landlord, and which Tenant acknowledges is presently established at the Utility' Overtime Charge set forth In Section 2.1(x) above. Landlord shall also provide routine maintenance, painting and electric lighting 'service for all public areas and special service areas of the Buildings in the manner and to the extent deemed by Landlord to be standard and in accordance with the standards of first class office buildings In the Tampa Bay area, Landlord may, In its sole discretion, provide additional services not enumerated herein. Landlord will not be liable to Tenant or any other person, for. direct or consequential damages, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting or security or for any surges or interruptions of electricity, or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord reserves the right temporarily to discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation, conditions of supply and demand which make any product unavailable, Landlord's compliance with any mandatory or voluntary governmental energy conservation or environmental protection program, or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Buildings of any person. Landlord will not be liable for damages to persons or property' or for injury to, or Interruption of, business for any discontinuance of utilities or services provided by Landlord, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease. Landlord reserves the right from lime to time to make changes in the utilities and services provided by Landlord to the Buildings provided such changes do not detract from the level of the existing utilities and services, Any planned interruption to these building services will be accompanied by twenty-four (24) written notice whenever possible to allow Tenant to adjust accordingly.

7.2 Security and Theft or Burglary. During the Term of this Lease, Landlord shall provide on a 24 hour per day, 7 day per week basis, a manned central security station in the ground floor lobby of the Building and a central manned video monitoring control station. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Building or Buildings. Tenant hereby releases Landlord of and from any liability for criminal acts or entry by unauthorized persons into the Leased Premises or the Building or Buildings, regardless of any actions or precautions that Landlord may have taken to prevent the acts or entry of any such persons.

7.3 Janitorial Service. Landlord shall keep the Leased Premises and the exterior and public areas of the Buildings cleaned and well maintained. Without limiting the foregoing, Landlord shall provide 'cleaning and janitorial services and window cleaning services of a nature and of a quality equal to that of other comparable office buildings in the Tampa Bay area, and the replacement of building standard light bulbs and ballasts, Landlord shall not provide additional or extra janitorial service to kitchens or storage areas included in the Leased Premises,

7.4 Excessive Utility Consumption; Floor Loads. Tenant shall pay all utility costs and additional improvement costs occasioned by high electrical consumption electronic data processing machines, advanced telecommunications equipment, computers and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside riders, 'wiring or lines, meters or sub meters, transformers, poles, or air conditioning costs. Landlord acknowledges that they have reviewed the Tenant's floor plan and understand the nature of their business, and as such, would not consider the normal use of electronic data processing machines required for this layout and operation to be 'excessive' consumption obligating Tenant to reimburse Landlord for the cost of providing electrical service with respect thereto. Tenant agrees that it will not overload the capacities of utilities installed in the Building or Buildings by Landlord, nor wilt Tenant exceed the maximum floor load for the Leased Premises, as established by Landlord in its sole discretion.

7.5 Window Covering. Landlord, at its option, may furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Buildings, unless Landlord expressly authorizes the contrary, In writing. If Landlord does authorize Tenant to purchase and install Its own window coverings, they must present a uniform exterior appearance and conform to building standard or other specifications required by Landlord from time to time, in Landlord's sole discretion.

7.6 Charge for Services. All costs of Landlord for providing the services set forth in this Article 7 (except those charges paid by Tenant pursuant to Section 7.4) shall be deemed Additional Rent pursuant to this Lease.

                      ARTICLE 8. REPAIRS AND MAINTENANCE,

8.1 Landlord Repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises or the Buildings during the term of this Lease except as are set forth in this I Lease. Landlord shall maintain only (a) the roof, structure, columns, exterior walls and exterior windows, foundation, interior load-bearing wails and demising walls and floors, in sound, watertight condition and good state of repair; and (b) the elevators, and all Buildings systems and facilities including, but not limited to, the base building electrical, water, gas, sewer, life safety, mechanical and HVAC (including the Leased Premises' air handling equipment, but excluding separate package air-conditioning systems specially installed by or for Tenant for Tenant's sole use, if any) supplied to the Leased Premises in good operating condition, maintenance and repair; and (c) the sidewalks, curbs, driveways. parking areas (if any) and landscaping in good condition and repair, open and free of debris or other obstruction. The Landlord will also keep the public portions of the Buildings, toilets and common areas in clean, sightly, good operating condition and repair, Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Tenant understands and agrees that Landlord may, at any time or from time to time during the term of this Lease, perform substantial renovation work in and to the Buildings or the mechanical systems serving the Buildings (which work may include, but need not be limited to, the repair or replacement of the Buildings' exterior facade, exterior window glass, elevators, electrical systems, air conditioning and ventilating systems, plumbing system, common hallways, or lobby), any of which work may require access to the same from within the Leased Premises, Tenant agrees that:

(a) Landlord shall have access to the Leased Premises at all reasonable times (with preference when such access will be disruptive, to hours outside the Normal Business Hours), upon reasonable notice, for the purpose of performing such work; and

(b) Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Tenant's business at the Leased Premises (provided that Tenant is not denied access to said Leased Premises) which shall arise out of said access by Landlord or by the performance by Landlord of the aforesaid renovations at the Buildings.

Landlord shall use reasonable efforts to avoid disruption of Tenant's business during any such entry upon the Leased Premises by Landlord, Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease

8.2 Tenant Repairs. Tenant shall not suffer any damage, waste or deterioration to occur to the Leased Premises and shall maintain the interior non-structural portions of the Leased Premises and the fixtures and appurtenances therein in good and sightly condition, and shall make all repairs necessary to keep them In good working order and condition (including structural repairs when those are necessitated by the negligence or willful misconduct of Tenant or its agents, employees, invitees, licensees or visitors) ordinary wear and tear excepted, All repairs, replacements and restorations made by Tenant shall be equal in quality and class to the originals thereof and shall be completed in compliance with applicable law. Tenant covenants that any repairs or replacements (as the case may be) required by the terms of this Lease to be made by Tenant shall be commenced and completed expeditiously; provided, however, if Tenant fails to make the repairs or replacements, in an emergency promptly after written notice, or otherwise fails to make the repairs or replacements within thirty (30) days after written notice or in the event that such repair or replacement is of such a nature as cannot with diligent effort be cured within said thirty (30) day period, Tenant shall have failed to commence to cure within said period or failed to diligently prosecute remedial efforts to completion within a reasonable time thereafter, then Landlord may, at its option, make the repairs or replacements, and the cost of such repairs or replacements shall be charged to Tenant as Additional Rent and shall become payable by Tenant with the payment of the rent next due hereunder.

8.3 Request for Repairs. Tenant must notify Landlord of its request for repairs or maintenance to the Leased Premises that are the responsibility of Landlord pursuant to any provision of this Lease and such request shall be made to Landlord's facility manager at the Building with a copy to Landlord at the address provided for in the notice section.

8.4 Tenant Damages. At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.

                    ARTICLE 9. ALTERATIONS AND IMPROVEMENTS

9.1 Tenant Improvements. Tenant acknowledges that in the event Tenant intends to undertake improvements or alterations to the Leased Premises following the Effective Date, Tenant must obtain the prior written consent and approval of Landlord to such Improvements or alterations ("Alterations"), which consent shall not be unreasonably withheld so long as such Alterations (i) are nonstructural and do not affect the Building core or any Building systems; (ii) affect only the Leased Premises and are not visible from outside of the Leased Premises; (iii) do not affect the certificate of occupancy issued for the Building; and (iv) are in compliance with applicable laws. Landlord's approval of any such Alterations may also be conditioned upon Landlord's approval of plans, contractors, major subcontractors contractor lien indemnification and terms of access for construction. Any Alterations to the Leased Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at Its option, may require Tenant to remove and/or repair any Alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, all costs of removal and/or repair and restoration to be borne by Tenant. This clause shall not apply to moveable equipment of furniture owned by Tenant which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Following the completion of the initial leasehold improvements, all Alterations must be in accordance with the requirements of this Lease. Tenant, at its expense, shall I obtain all necessary governmental permits and certificates for the commencement and prosecution of the Alterations and for final approval thereof upon completion and shall cause the Alterations to be performed in a good and workmanlike manner in accordance with the requirements of all applicable governmental authorities, All Alterations shall be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Leased Premises.

9.2 Liens. Nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of Landlord to liability under the Construction's Lien Law of the State of Florida, It being expressly understood that the Landlord's estate or interest in the Leased Premises or the Buildings shall not be subject to such liability, including any liens of any nature arising by reason of Tenant's construction, alteration, repair, restoration, replacement or reconstruction of any improvements on the Leased Premises or by reason of any other act or omission of Tenant (or of any person, claiming by, through or under Tenant). All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including 'Landlord's interest in the Leased Premises or any Improvements constructed thereon) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof. Tenant shall strictly comply with the Construction's Lien law of the State of Florida, as set forth in Chapter 713, Florida Statutes, including, without limitation, the terms of Florida Statutes 713.10, pursuant to which Tenant acknowledges Tenant shall be responsible to provide such notice to any contract dealing directly or indirectly with Tenant in performing any such work on or within the Buildings or any other area of Landlord's real property. This paragraph shall be construed so as to prohibit, in accordance with the provisions of Chapter 713, Florida Statutes, the Interest of Landlord in the Leased Premises and Buildings being subject to any lien for any improvements made by Tenant or any other person on the Leased Premises or "the Buildings. Notwithstanding the foregoing, Tenant, at its expense, shall cause any lien filed against the Tenant's interest under this Lease, the Leased Premises or the Buildings for work, services or materials claimed to have been furnished to or for the benefit of Tenant to be satisfied or transferred to bond within twenty (20) days after Tenant's having received notice thereof. In the event that Tenant fails to satisfy or transfer to bond such claim of lien within said twenty (20) day period, the Landlord may do so and thereafter charge the Tenant as Additional Rent, alt costs incurred by the Landlord in, connection with the satisfaction or transfer of such claim, including attorneys' fees plus interest thereon at the Default' Rate. Further, Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any damage or loss Incurred by the Landlord as a result of any such contractor's Claim of Lien. This Section shall survive the termination of this Lease.

                              ARTICLE 10. CASUALTY

10.1 Substantial Destruction. If the Leased Premises shall be substantially damaged by fire, windstorm, or otherwise during the Lease Term, Landlord shall have the right, at Landlord's option, either to terminate this Lease, or to proceed to repair such damage and restore the Leased Premises to substantially their condition at the time of such damage (but only to the extent of Landlord's original obligation to construct pursuant hereto and only to the extent that the proceeds received by Landlord from Its insurers or that should be received under policies required to be maintained together with the amount of any deductible are sufficient to cover at least 95% of the cost of restoration). Tenant, at its sole cost and expense, shall repair and restore whatever trade fixtures, equipment and improvements it had installed prior to the damage or destruction, The terms "substantially damaged" and "substantial damage," as used ~n this Article, shall have reference to damage of such a character as cannot reasonably be expected to be repaired or such that the Leased Premises cannot be restored within ninety (90) days after the commencement of construction,

10.2 Partial Destruction, if during the Term hereof the Leased Premises shall be partially damaged (as distinguished from "substantially damaged") by fire or other casualty, Landlord shall forthwith proceed to repair such damage and restore the Leased Premises so as to reconstitute them as an architectural unit ~but only to the extent of Landlord's original obligation to construct pursuant hereto and only to the extent that the proceeds received by Landlord from its insurers or that should be received under policies required to be maintained together with the amount of any deductible are sufficient to cover at least 95% of the cost of restoration), except Tenant, at its sole cost and expense, shall repair and restore whatever trade fixtures, equipment and other improvements it had installed prior to the damage or destruction. Landlord shall use its commercially reasonable efforts to complete such repairs within ninety (90) days following the date of damage.

10.3 Abatement of Rent. If the provisions of Subsection 10.1 or 10.2 of this
Article 10 shall become applicable, the Monthly Base Rent and all other charges specified in this Lease shall be abated or equitably reduced proportionately during any period In which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant In the Leased Premises In Tenant's reasonable discretion and such abatement or equitable reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or restoration as Landlord is obligated to do. In the event of the termination of this Lease pursuant to this Article 10, this Lease, and the Term hereof, shall cease and come to an end as of the date of such damage or destruction. Any Monthly Base Rent or other charges paid in advance by Tenant shall be promptly refunded by Landlord within thirty (30) days.

10.4 Landlord's Limitation of Obligation. Despite anything contained in this Lease to the contrary, and without limiting Landlord's right or remedies hereunder:

(a) If damage or destruction occurs to the Leased Premises or any part thereof by reason of any cause in respect of which there are no proceeds of insurance available to Landlord (provided that Landlord has maintained the casualty insurance required by this Lease and Landlord uses commercially reasonable effort to obtain the proceeds thereof), or

(b) If the proceeds of insurance (together with the amount of any deductible) are insufficient to pay Landlord for at least 95% of the costs of rebuilding or making fit the Leased Premises), or

(c) If any mortgagee or other person entitled to the proceeds of insurance does not consent to the payment to Landlord of such proceeds for such purpose, or

(d) if in Landlord s reasonable opinion any such damage or destruction is caused by any fault neglect default negligence, act, or omission of Tenant, or those for whom Tenant is in law responsible, or any other person entering upon the Leased Premises under express or implied invitation of Tenant, then Landlord may, without obligation or liability to Tenant, terminate this Lease on 30 days' written notice to Tenant and all Rent shall be adjusted as of, and Tenant shall vacate and surrender the Leased Premises on, such termination date.

                             ARTICLE 11. INSURANCE

11.1 Tenant's Insurance. Tenant shall, at its sole expense, maintain in effect at all times during the Term insurance coverage having Tenant's Insurance Limits as set forth in Section 2.1(r) above. These policies shall be endorsed to Include Landlord and Landlord's mortgagee, if any, as an additional insured, state that the insurance is primary over any insurance carried by Landlord, and the commercial general liability policy shall be written on a standard Insurance Services Office, Inc. (ISO) policy form with a 1988 or later edition date or its equivalent, The policy must be written on an occurrence basis and include Coverage A (Bodily Injury and Property Damage Liability), Coverage B (Personal and Advertising Injury Liability) and Coverage C (Medical Payments). Upon Tenant's default in obtaining or delivering the policy or certificate for any such Insurance or Tenant's failure to pay the charges therefor, Landlord may, upon ten (10) days notice to Tenant, procure or pay the reasonable charges for any such policy or policies (for not more than a 12 month period) and charge the Tenant therefor plus interest thereon at the Default Rate as additional rent. The limits of insurance specified in this Section may be adjusted upward by Landlord from time to time to such extent as Landlord deems necessary or desirable, in Landlord's sole discretion.

11.2 Tenant's Personal Property Insurance. Tenant shall at all times during the term hereof and at its cost and expense, maintain in effect policies of insurance covering all of Tenant's personal property, trade fixtures and equipment located in the Leased Premises, In an amount equal to their full replacement value, providing protection against any peril included within the standard classification of "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism, theft and malicious mischief. The proceeds of such Insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, trade fixtures and equipment so insured.

11.3 General Requirements. All policies of insurance required under this Article 11 shall provide that they will not be cancelled upon less than thirty (30) days prior written notice to Landlord and Tenant. Tenant shall furnish to Landlord a certificate or certificates of insurance certifying that the insurance coverage required is in force, upon request. The coverage shall be issued by companies licensed to do business in the State of Florida and rated A:VIII or better in Best's Insurance Guide (or similar rating in an equivalent publication if no longer published) and shall otherwise be reasonably satisfactory to the parties. Not less than thirty
(30) days prior to expiration of the coverage, renewal policies or certificates of insurance evidencing renewal shall be provided. Any insurance required by the terms of this Lease may be under a blanket policy (or policies) covering other properties of Tenant and/or its related or affiliated corporations. If such insurance is maintained under a blanket policy, the respective party shall procu1e and deliver to the other party a statement from the Insurer or general agent of the insurer setting forth the coverage maintained and the amount thereof allocated to the risk intended to be insured hereunder.

11.4 Landlord's Insurance. Landlord shall, during the Term of this Lease, maintain in effect the following insurance: (i) fire and "all risk" insurance providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered by "all risk" policies in the area of the Building, covering the Building (excluding the property required to be insured by Tenant pursuant to Section 11.2) in an amount not less than 95%' of the full replacement value (less commercially reasonable deductibles which as of the date hereof is $25,000.00 but is subject to periodic change over the Term) of the Building excluding foundations, footings and other below-grade structural elements; and (ii) commercial general liability insurance or the equivalent in the amount of at least $5,000,000.00 against claims of bodily injury, personal injury or property damage arising out of Landlord's operations, assumed liabilities, contractual liabilities, or use of the Building and Common Areas. Such Insurance may be carried under blanket or umbrella insurance policies. Upon written request from Tenant but no more than 1 time during any calendar year Landlord shall provide Tenant with evidence that Landlord is carrying the insurance Landlord is required to maintain pursuant to this Section 11.4.

                          ARTICLE 12. INDEMNIFICATION

12.1 Tenant's Indemnification. Tenant shall indemnify, defend and save Landlord, its officers, directors, shareholders, members, affiliates, subsidiaries, successors and assigns (all of which shall be deemed included in the term "Landlord" for purposes of this Article 12), harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property (including Tenant's personal property, fixtures and equipment) arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, subtenants, concessionaires, or invitees, In case Landlord shall be made a party to any such litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all costs and attorney's fees incurred by Landlord in connection with such litigation, and any appeals thereof.

12.2 Landlord's Indemnity. Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors, shareholders, members, affiliates, subsidiaries, successors and assigns from and against all losses, costs, damages, liability or expense (including reasonable attorneys fees) incurred by Tenant arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the Common Areas and with respect to claims for personal injury, the Leased Premises, to the extent attributable to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.

12.3 Landlord Not Liable. Except as set forth in Section 12.2 and except for the intentional misconduct of Landlord, or that of its agents or employees acting within the course and scope of their agency or employment, Tenant agrees Landlord, shall not be liable to Tenant, Tenant's employees agents invitees licensees or visitors or to any other person for an injury to person or damage to property (including Tenant's personal property, fixtures and equipment) on or about the Leased Premises caused by any act or omission of Landlord, its agents, servants or employees, including those caused by the negligence of Landlord, or of any other person entering upon the Leased Premises under express or implied invitation by Tenant, or caused by the improvements located on the Leased Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises.

12.4 Survival. The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.

                            ARTICLE 13. CONDEMNATION

13.1 Substantial Taking. If, after the Commencement Date and before the termination of this Lease: (i) any portion of the Leased Premises Is taken by eminent domain or conveyed in lieu thereof; or (ii) as a result of a taking by eminent domain or the action of any public or quasi-public authority or a conveyance in lieu thereof, the means of ingress or egress to and from the Buildings is so permanently altered as to materially and adversely affect the flow of traffic in, to, from or about the Buildings (collectively, a "Substantial Taking") then, in any of the foregoing events, the Lease Term shall cease and terminate as of the day possession shall be required by the acting governmental or quasi-governmental authority (the "Date of Taking"). Tenant shall pay Monthly Base Rent, and other payments up to the Date of Taking, and Landlord shall refund such Monthly Base Rent, and other payments as shall have been paid in advance and which cover a period subsequent to the Date of Taking. In the event that the exercise of eminent domain or conveyance in lieu there or the alteration of ingress to and egress from the Buildings does not constitute a Substantial Taking, then this Lease will not terminate, and Landlord shall, to the extent reasonably feasible, restore the Buildings, the Leased Premises and Common Area so as to constitute, as nearly as possible, a complete architectural unit. During the course of such restoration, there shall be a fair and equitable abatement of all Monthly Base Rent and other charges to the extent (and only to the extent) that Tenant is required to close down or abate its business operations until restoration has been completed. After Landlord has completed the restoration, if any abatement in Monthly Base Rent, or other charges has been permitted, then the Monthly Base Rent, and other charges in the same amount as before will resume. Such payments will be reduced only if there has been a reduction in the size of the Leased Premises and then only in proportion to the reduction in size. Without limiting the foregoing, if thirty percent (30%) or more of the Rentable Area in the Buildings is taken by eminent domain or conveyed in lieu thereof, then Landlord shall have the right arid option (but not the obligation) to terminate this Lease by giving written notice to Tenant, on or before thirty (30) days after the Date of Taking.

13.2 Award of Damages. In the event of any condemnation or taking or conveyance in lieu thereof as provided above, whether a Substantial Taking or otherwise, Tenant will not be entitled to any part of the award paid or payable in connection with the Buildings, the Leased Premises or this Lease and Landlord will receive the full amount of the award or proceeds of conveyance

(except that Tenant will be free to pursue a separate claim for the value of its business personal property, fixtures and equipment; Tenant's business damages, Tenant's business interruption damages, Tenant's relocation expenses and similar and associated damages or expenses Tenant may be entitled to under Florida law, including its attorney's fees and Costs.). Tenant hereby expressly waives and releases any right or claim to any part of the taking award or proceeds of conveyance in lieu of a taking which is applicable to the Buildings, the Leased Premises or this Lease, except as expressly set forth herein.

                       ARTICLE 14. ASSIGNMENT OR SUBLEASE

14.1 Landlord Assignment. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Buildings. Any such sale transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer, provided the assignee expressly assumes all obligations of the Landlord hereunder arising from and after the date of transfer.

14.2 Tenant Assignment.

(a) Tenant shall not assign, In whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder.

(b) If Tenant desires to assign or sublet, all or any part of the Leased Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, Tenant will simultaneously with such request give Landlord (i) the name and address of the proposed assignee or subtenant, (ii) the terms of the proposed assignment or sublease, (iii) reasonably satisfactory and complete information about the nature, financial condition, business and business history of the proposed assignee or subtenant, and Its proposed initial use of the Leased Premises, and
(iv) a fee in the amount of Two Thousand and No\100 Dollars ($2,000.00) to reimburse Landlord for all its expenses, together with Landlord's reasonable attorneys fees and costs associated with processing Tenant's request to assign, sublet or otherwise encumber the Leased Premises under the terms of the Lease. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Within fifteen days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sub lessee or assignee, Landlord shall have the following options: (1) to cancel this Lease as to the Leased Premises or portion thereof proposed to be sublet so long as Landlord (or any affiliate) will thereafter use and occupy such space;
(2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sub lessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such, excess rent and other excess consideration, less Tenant's reasonable expenses incurred in connection With such subletting, including without limitation, reasonable brokerage commissions, improvements allowances, and alteration costs, within ten days following receipt thereof by Tenant; or
(3)
reasonably refuse, in Landlord's reasonable judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law may, at Its option, collect directly from the assignee or sub lessee all rents becoming due to Tenant by reason of the assignment or sublease. Any collection directly by Landlord from the assignee or sub lessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease. Tenant shall deliver to Landlord within ten (10) days after any assignment or subletting a copy of the executed assignment or sublease agreement. Any assignment or sublease shall provide that the assignee or subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder. The permitted use of the Leased Premises shall not change in connection with any assignment or sublease.

14.3 Permitted Transferees.

(a) Right of Tenant. Notwithstanding anything contained in this Article 14 to the contrary, as long as no default then exists with respect to the payment when due of-Monthly Base Rent, Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord but upon at least thirty (30) days prior written notice to Landlord, to do the following:

     (i) Assign its interest in this Lease to (A) any corporation which is a successor to Tenant either by merger or consolidation, (B) a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (C) a corporation, partnership or other entity which shall control, be under the control of, or be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control Interest if Tenant is not a corporation) (any such entity being a "Permitted Transferee"); or

     (ii) Sublease all or any portion of the Leased Premises to a Permitted Transferee upon the condition that the Permitted Transferee shall occupy and use the Leased Premises in a manner consistent with the terms and conditions of this Lease.

(b) Deliveries by Tenant. Tenant shall within ten (10) business days after execution thereof deliver the following to Landlord:

     (i) A duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the assignee in which the assignee shall expressly agree to assume, observe, perform, and be bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; or

     (ii) A duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

           ARTICLE 15. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

15.1 Rights of Mortgagee. Tenant hereby acknowledges and agrees that this Lease is and shall be subject and subordinate to the lien of any existing or future mortgage or deed of trust encumbering all or any part of the Buildings, or any part thereof. Notwithstanding the foregoing, Tenant shall, within 10 days of Landlord's request, execute such subordination Instruments as may be requested by a lienholder to document the subordination of this Lease to any mortgage lien encumbering the Buildings or any part thereof, provided lienholder agrees 'to not disturb Tenant's possession and quiet enjoyment. Furthermore, Tenant will, upon request of the lien holder, be a party to an agreement acknowledging and agreeing that, if such lienholder succeeds to the interest of Landlord, Tenant wilt recognize said lienholder (or successor in interest of the lienholder) as its landlord under the terms of this Lease.

                          ARTICLE 16. LANDLORD'S LIEN

16.1 Uniform Commercial Code. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Leased Premises are situated, Landlord, in addition to the rights prescribed in this Lease and by law, shall have all of the rights, titles, liens and interests in and to Tenant's property, now or hereafter located upon the Leased Premises, which may be granted a secured party, as that term is defined, under the Uniform Commercial Code to secure to Landlord payment of all sums due and the full performance of all Tenant's covenants under this Lease, Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord's security interest under this Lease or Landlord may file this Lease or a copy thereof as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Landlord and Tenant agree that reasonable notice shall be met if such notice is given by ten days written notice, certified mail, return receipt requested, to Landlord or Tenant at the addresses specified herein.

                        ARTICLE 17. DEFAULT AND REMEDIES

17.1 Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any Installment of Monthly Base Rent, any Additional Rent, or any other charge or assessment against Tenant pursuant to the terms hereof when due; (ii) Tenant shall fail or refuse to comply with any term, provision, covenant, agreement or warranty made under this Lease by Tenant, other than the payment of any installment of Monthly Base Rent, any Additional Rent or other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after written notice of default;
(iii) a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's assets is filed against Tenant in any court pursuant to any statute either of the United States or of any state and Tenant fails to secure or diligently proceed to secure a discharge thereof within sixty (60) days, or if Tenant voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors; or (iv) Tenant shall do or permit to be done anything which creates a lien upon the Leased Premises for work performed by, through or under Tenant which Tenant fails to remove or bond off within ten (10) days after written notice thereof.

17.2 Remedies for Tenant's Default.

(a) Upon the occurrence of any event of default set forth in this Lease after passage of any applicable cure period, Landlord, besides any other rights or remedies that it may have, and without prior notice, shall have the right, without notice or demand, to, at Landlord's sole option, (i) terminate Tenant's right of continued possession of the Leased Premises and declare the entire remaining unpaid Rent for the balance of the then existing Term of this Lease to be immediately due and payable forthwith and take action to recover and collect the same either by distress or otherwise, but in the event Landlord is able to relet the Leased Premises during such periods from time to time, Tenant shall consent to such reletting and Tenant shall be entitled to a credit against such damages In the amount of the rents and other sums received by Landlord from any such reletting of the Leased Premises, less any reasonable costs Incurred by Landlord in connection with the repossessing of the Leased Premises, including, without limitation, reasonable attorneys' fees, brokerage commissions and any costs of allowance, repairs or alterations, or (ii) terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, or (iii) terminate Tenant's right of continued possession of the Leased Premises and from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for the account and in the name of Tenant, for any such lease term or terms and conditions as Landlord, in its reasonable discretion, may deem advisable, and with the right to make alterations, additions and repairs to the Leased Premises deemed by Landlord to be necessary in conjunction with such reletting. Notwithstanding any other remedy set forth, in this Lease, in the event Landlord has made rent concessions of any type or character, or waived any base rent, and Tenant fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the Term of this Lease which default. continues beyond any applicable cure period, the rent concessions, including any waived base rent, shall be cancelled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under Article 4.

(b) Should Landlord terminate Tenant's right of possession of the Leased Premises pursuant to Subsection (a) (iii) above, then Tenant shall pay to Landlord, within ten (10) days of Landlord's demand, all of the following: (i) any unpaid Rent and other charges to be paid by Tenant hereunder up to the date when Landlord shall have so terminated Tenant's, right of possession, plus Interest thereon at the Default Rate from the due date together with the total cost of brokerage commissions and initial leasehold or tenant improvements or allowances incurred by Landlord In connection with the execution of this Lease (prorated for the unexpired portion of the Term); (ii) the reasonable costs of recovering possession of the Leased Premises and any reasonable legal fees and expenses directly related to the breach, the recovery of possession, and the collection of unpaid Rent and other charges; (iii) the reasonable costs Incurred by Landlord in repairing and restoring the Leased Premises to the condition which same were to have been surrendered to Landlord at the expiration of the Lease term or to a condition required to lease the Leased Premises to a new tenant; (iv) the reasonable costs of removing any of Tenant's property from the Leased Premises and, if same be stored, the reasonable cost of transporting and storing same (if Landlord shall store such property in the Buildings then Landlord shall be entitled to a reasonable storage fee hereunder); and (v) all reasonable brokerage fees and commissions and allowances (prorated for the unexpired portion of the Term) incurred by Landlord in relelting the Leased Premises.

(c) Rents received by Landlord from any reletting pursuant to Subsection
(a)(iii) above, shall be applied first to the payment of any of the items enumerated in Subsection (b) above, in such order as Landlord shall deem appropriate, and second to the payment of rent and other sums due and unpaid by Tenant hereunder as of the date of Landlord's receipt of said rents. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder.

(d) No such reletting of the Leased Premises by Landlord pursuant to Subsection
(a)(iii) above shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given by Landlord to Tenant or unless i the termination thereof be decreed by a court of competent jurisdiction; and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach provided it has not been cured.

(e) Should Landlord at anytime terminate this Lease for any breach pursuant to Subsection (a)(ii) above, then in addition to any other remedy Landlord may have by reason of such breach, Landlord shall have the right to recover from Tenant all or any of the following: (i) any unpaid rent and other charges to be paid by Tenant hereunder up to the date of termination, plus interest thereon at the Default Rate from the due date; (ii) the reasonable costs of recovering possession of the Leased Premises and collecting said arrearages in rent and other charges, including any reasonable legal fees and expenses directly related to the breach, the recovery of possession, and the collection of unpaid Rent and other charges to be paid by Tenant and the total cost of brokerage commissions and initial leasehold or tenant improvements or allowances incurred by Landlord in connection with the execution or renewal of this Lease (prorated for the unexpired portion of the Term); (iii) costs, as reasonably estimated by Landlord which would be incurred in repairing or restoring the Leased Premises to the condition in which the same were to have been surrendered to Landlord at the expiration of the Lease term; (iv) the reasonable costs of removing any of Tenant's property from the Leased Premises, and, if same be stored, the reasonable cost of transporting and storing same (if Landlord shall store such property in the Buildings then Landlord shall be entitled to a reasonable storage fee hereunder); (v) all brokerage fees and commissions (prorated for the unexpired portion of the Term) incurred by Landlord in reletting the Leased Premises; and (vi) compensation for the loss of profits occasioned by the breach and resultant termination of this Lease, which loss the parties agree shall be determined. by calculating the total amount of Rent to' be paid by Tenant, and any other charges to be paid by Tenant, as if this Lease had not been terminated, from the date of termination to the expiration date and deducting therefrom the fair market rent value of the Leased Premises for a like period expected to be collected by Landlord during such period.

(f) Landlord shall have the right to recover, in execution of judgment(s) rendered in legal proceedings or otherwise, either jointly or from time to time severally, the applicable sums specified in clauses (i) through (v) of Subsection (b) and clauses (i) through (vi) of Subsection (e), and Landlord's recovery of one or more of such sums shall not constitute a waiver of Landlord's right to recover from Tenant the remaining sum(s).

(g) Tenant hereby waives all rights of redemption, now or hereafter granted, to the extent such rights may be lawfully waived.

(h) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Annual Base or Additional Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained, All of Tenant's and Landlord's obligations under this Section shall survive the termination of this Lease.

(i) Notwithstanding anything herein to the contrary, in the event that Tenant abandons the Leased Premises for a continuous period of thirty (30) days or more for any reason other than casualty or condemnation or force majeure not relating to Tenant's business operations; Landlord shall have the sole and exclusive remedy to terminate this Lease. "Abandon" means the vacating of all or substantially all of the Leased Premises by Tenant, whether or not Tenant is in default of the rental payments due under this Lease or any other provision of this Lease.

17.3 Tenant's Bankruptcy. Subject to the cure period set forth in Section 17.1
(iii) and in addition to Landlord's remedies under this Article 17, Landlord may, at Its sole discretion and without notice, invoke the following provisions:

(a) Upon a Tenant's bankruptcy, this Lease and all rights of Tenant hereunder shall automatically terminate with the same force and effect as if the date of any such event were the date stated herein for the expiration of the Term, and Tenant shall vacate and surrender the Leased Premises, but shall remain liable as therein provided, Landlord reserves, any and all remedies provided herein or at law or in equity.

(b) If this Lease is not terminated in accordance with subsection (a) above because such termination is not allowed under the Bankruptcy Code (hereinafter defined), upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession and any trustee who may be appointed, agree:

     (1) to perform promptly each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a United States Bankruptcy Court or other United States Court of competent jurisdiction; or deemed rejected by operation of law, pursuant to 11 U.S.C. Section 365(c)(4);

     (2) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises an amount equal to all Monthly Base Rent and all other Additional Rent;

     (3) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within thirty
          (30) days of the filing of a petition under any other Chapter:

     (4) to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease;

     (5) to give Landlord at least thirty (30) days prior written notice of any abandonment of the Leased Premises;

     (6) to be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above;

     (7) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same; and

     (8) that this is a "lease of real property" as such term is used in the Bankruptcy Code.

(c) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as Rent, shall constitute "rent" for the purposes of Section 502(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorneys' fees incurred by Landlord by reason of Tenant's bankruptcy.

(d) Nothing contained in this Section 17.3 shall be deemed in any manner to limit Landlord's rights and remedies under the Bankruptcy Code,' as presently existing or as may hereafter be amended. In the event that the Bankruptcy Code is interpreted or amended during the term of this Lease to so permit, or is superseded by an act so permitting, the following additional acts shall be deemed an event of default under this Lease: (i) if Tenant is adjudicated insolvent by the United States Bankruptcy Code or (ii) if a petition is filed by or against Tenant under the Bankruptcy Code and such petition is not vacated within one hundred twenty (120) days. In either of such events, this Lease and alt rights of Tenant hereunder shall automatically terminate with the same force and effect as if the date of either such event were the date stated herein for the expiration of the Term, and Tenant shall vacate and surrender the Leased Premises, but shall remain liable as herein provided. Landlord reserves any and all rights and remedies provided herein or at law.

                      ARTICLE 18. TENANT'S REPRESENTATIONS

18.1 Tenant's Representations. Tenant; in order to induce Landlord to enter into this Lease, hereby represents:

(a) That Tenant has full power and authority to conduct its business as presently conducted and to enter into this Lease. That this Lease has been duly authorized, executed and delivered by Tenant and constitutes the legal and binding obligation of Tenant.

(b) That, to Tenant's knowledge, no litigation or proceedings (or threatened litigation or proceeding or basis therefor) exists which could materially and adversely affect the ability of Tenant to perform its obligations under this Lease or which would constitute a default on the part of Tenant under this Lease, or which would constitute such a default with the giving of notice or lapse of time, or both.

                      ARTICLE 19. REAL ESTATE COMMISSIONS

19.1 Brokers. Except for the Broker and any Cooperating Broker whose identity is disclosed in Section, 1.13 above, Landlord and Tenant hereby represent and warrant, each to the other, that they have not disclosed this Lease or the subject matter hereof to, and have not otherwise dealt with, any broker, finder or any other person, firm, corporation or other legal entity so as to create any legal right or claim of whatsoever kind or nature for a commission or similar fee or compensation with respect to the Leased Premises or this Lease. Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to the Leased Premises or this Lease, Landlord and Tenant each acknowledge that Echelon Real Estate Services, Inc., licensed under Chapter 475, Florida Statutes, acts under a Transaction Broker status relative to the negotiation of the terms of this Lease and shall be compensated by Landlord pursuant to the separate Listing Agreement dated April 19, 2001 and extended on August 20, 2001.

                              ARTICLE 20. PARKING

20.1 Tenant's Parking - In General. During the Term of this Lease and provided always that Tenant is not in default of Its obligations hereunder, Landlord and Tenant agree that Tenant, Tenant's employees, agents and invitees, will have the nonexciusive right to use unreserved general parking spaces in an amount at least equal to five (5) such spaces per one thousand (1000) Rentable Square Feet of the Leased Premises ("Vehicle Parking Allocation"), As of the date of this Lease, the number of parking spaces In Tenant's Vehicle Parking Allocation is
190. All covered and uncovered unreserved parking spaces in the Buildings designated by Landlord for use by tenants will be subject to availability on a "first come, first served basis at all times Landlord will keep and maintain in good condition any parking areas that may be provided in connection with the Buildings. Landlord reserves the right to prescribe the method, manner, and time of all parking in all parking spaces made available from time to time by Landlord to serve the Buildings, in Landlord's sole discretion. Landlord reserves the right to delegate the management of all parking areas to a concessionaire or third party manager. Landlord will not be liable or responsible for the security of the parking areas provided pursuant to the terms of this Lease, which provision will control over any inconsistent provision of this Lease.

                          ARTICLE 21. OTHER PROVISIONS

21.1 HAZARDOUS SUBSTANCES.

(a) Hazardous Substances. The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, potychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

(b) Tenant Restrictions, Tenant shall not cause or permit to occur:

     (i) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions; or

     (ii) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substance.

(c) Environmental Clean-up.

     (i) Tenant shall, at Tenant's own expense, comply with all Laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances.

     (ii) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

     (iii) Should any Authority or any third party demand that a cleanup plan be prepared and that, a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises, or which arises at any time from Tenant's use or occupancy of the Leased Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and alt related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans'.

     (iv) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section (c) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord In order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Leased Premises. and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section
(c).

     (v) Tenant's obligations and liabilities under this Section (c) shall survive the expiration of this Lease.

(d) Tenant's Indemnity.

     (i) In addition to any other obligations to indemnify Landlord set forth iii this Lease, Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all liabilities, obligations, penalties, fines, claims, litigation, demands, defenses, judgments, suits, proceedings, actions, costs, disbursements or expenses of any kind or of any nature whatsoever (including without limitation, attorneys' and experts' fees and disbursements) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises caused or allowed to occur by Tenant or its employees, agents or contractors, or which arises at any time from Tenant's use or occupancy of the Leased Premises, or from Tenant's failure to provide all information, make alt submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

     (ii) Tenant's obligations and liabilities under this Section (d) shall survive the expiration of this Lease,

21.2 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed-federal and state guidelines have been found in buildings in Florida. Additional Information regarding radon and radon. testing may be obtained from the county health public health unit.

21.3 AMERICANS WITH DISABILITIES ACT. Tenant covenants and agrees, at its expense without reimbursement or contribution by Landlord, 'to keep, maintain, alter and replace, if necessary, the interior non-structural portions of the Leased Premises so as to maintain compliance of same with the ADA, as amended from time to time, and all rules and regulations promulgated to further the purpose of and to enforce the ADA. Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any damage or loss incurred by the Landlord as a result of any failure, neglect or refusal of Tenant to comply with the provisions of this subsection.

                           ARTICLE 22. MISCELLANEOUS

22.1 WAIVER. Failure of Landlord or Tenant to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord or Tenant shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease, Pursuit of any one or more of the remedies set forth in Article 17 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Landlord or Tenant by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord or Tenant to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease, Without limiting the generality of the foregoing, no action taken or not taken by Landlord or Tenant under the provisions of this Section or any other provision of this Lease (including, by way of example rather than of limitation, the Landlord's acceptance of the payment of rent after the occurrence of any event of default) shall operate as a waiver of any right to be paid a late charge or of any other right or remedy which the either party hereto would otherwise have against the other party on account of such event of default under the provisions of this Lease or applicable law (each party hereto hereby acknowledging that, in the interest of maintenance of good relations between Landlord and Tenant, there may be instances in which the other party chooses not immediately to exercise some or all of Its rights on the occurrence of an event of default).

22.2 ATTORNEY'S FEES. In the event that it shall become necessary for either Landlord or Tenant to employ the services of attorneys to enforce any of their respective rights under this Lease or to collect any sums due to them under this Lease or to remedy the breach of any covenant of this Lease on the part of the other to be kept or performed, the nonprevailing party (Tenant or Landlord as the case may be) shall pay to the prevailing party such reasonable fees as shall be charged by the prevailing party's attorneys for such services, including services of all attorneys, paralegals, or legal assistants at all trial and appellate levels and post judgment proceedings 'and such prevailing party shall also have and recover from the nonprevailing party (Landlord or Tenant as the case may be) all other costs and expenses of such suit and any appeal thereof or with respect to any postjudgment proceedings.

22.3 SUCCESSORS; USE OF LANDLORD'S BUSINESS NAMES. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives successors and assigns. Tenant understands and agrees that Landlord fully reserves to Itself the copyright upon and proprietary interest in all trade names, service marks and trademarks used by Landlord in connection with the Building, Buildings or the Project, including without limitation, the names "Franklin Templeton" except for use of such names In connection with Identifying the Tenant's address and the location of the Leased Premises, Tenant will not have the right to use the Landlord's business names, Including those aforesaid, for any purpose.

22.4 CAPTION. The captions appearing In this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

22.5 NOTICE. Any notice, demand, consent, approval or other communication to be given to or served upon any party hereto, In connection herewith, must be In writing, and may be given by facsimile transmission, certified mail or guaranteed overnight delivery service, return receipt requested, If a notice is delivered by United States Mail, it shall be deemed, to have been given and received two (2) days following the deposit of a certified letter containing such notice, properly addressed, with postage prepaid, with the United States Mail. If delivered by facsimile transmission or by guaranteed overnight delivery service, It shall be deemed to have been given and received the same day that the notice is faxed or delivered into the custody of the overnight delivery service, if the notice Is given otherwise than by certified mail, facsimile transmission or guaranteed overnight delivery service, it shall be deemed to have been given when delivered to and received by the party to whom It Is addressed, Notices shall be given to the parties hereto at the following addresses:

     To Landlord:      FRANKLIN TEMPLETON INVESTORS SERVICES, LLC
                       100 Fountain Parkway
                       St. Petersburg, FL 33716
                       Attention: Facilities Manager

     With copies to:   FRANKLIN TEMPLETON INVESTOR SERVICES, LLC
                       One Franklin Parkway
                       San Mateo, CA 94403
                       Attention: Michael J. McCulloch
                       Facsimile Number: (650) 312-5812
     and

                       FRANKLIN RESOURCES, INC.
                       One Franklin Parkway
                       San Mateo, CA 94403
                       Attention: Leslie M. Kratter
                       Facsimile Number: (650) 312-2804

     To Tenant:        After the Commencement Date:
                       EDIX CORPORATION
                       140 Fountain Parkway, Suite 400
                       St. Petersburg, FL 33716

                       Prior to the Commencement Date:
                       EDIX CORPORATION
                       3001 Executive Drive, Suite 370
                       Clearwater, FL 33762

     With a copy to:   EDIX Corporation
                       4445 Eastgate Mall, Suite 405
                       San Diego, CA 92122

Either party hereto may, at any time by giving five (5) Business Days' written notice to the other party hereto, designate any other address In substitution of the foregoing address to which notice shall be given and other parties to whom copies of all notices hereunder shall be sent.

22.6 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application for such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

22.7 LANDLORD'S LIABILITY. Tenant shall look solely to (i) the estate and property of the Landlord in the Buildings and the Real Property, (Ii) the rents and other Income (including, without limitation, insurance proceeds payable to Landlord) from the Buildings receivable by Landlord, and (iii) the consideration received by Landlord from the sale of alt or any part of the Buildings, for the collection of any judgment, or In connection with any other Judicial process, requiring the payment of money by Landlord in the event of any default by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies and rights under this Lease, The provisions of this Section are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord's liability in the case of a recovery of a money judgment against Landlord. The foregoing limitation shall not apply to or limit any injunctive or other equitable declaratory or other forms of relief which Tenant may be entitled to. The word "Landlord" as used in this Lease shall mean only the owner from time to time of Landlord's interest in this Lease. In the event of any assignment of Landlord's interest in this Lease, the assignor shall no longer be liable for the performance or observation of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the effective date of such' assignment provided the assignee specifically assumes all such obligations,

22.8 ESTOPPEL CERTIFICATES. Tenant agrees at any time and from time to time, upon not less than fifteen (15) days prior written request of Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and In full force and effect (or, if there have been modifications, that the same is In full force and, effect as modified, and stating the modifications), the date to which the rental and other charges have been paid in advance, If any, and whether or not any violations are in existence as of the date of said statement, that Tenant has accepted possession of the Leased Premises, the date on which the Term commenced; and, as to whether, to the best knowledge, information and belief of the signer of such certificate, the other party is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and as to any other fact or condition with, respect to this Lease reasonably requested by the other party hereto or such other addressee, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee.

22.9 NO RECORDING. Tenant shall not record this Lease or any memorandum or short form hereof without the written consent and joinder of Landlord.

22.10 WAIVER OF JURY TRIAL. The parties hereto waive trial by jury in connection with any proceedings or counterclaims brought by either of the parties hereto against the other,

22.11 RELOCATION OPTION. In the event Landlord determines to lease the Leased Premises to a third party or utilize the same for other purposes during the Term of this Lease, Tenant agrees to relocate to other space in the Buildings or any other comparable office building located in Carillon Park designated by Landlord upon one hundred eighty (180) days prior written notice to Tenant, provided such other space is of equal or larger size than the Leased Premises and similar in structure and improvements. Landlord shall pay all out-of-pocket expenses of any such relocation, Including the expenses of moving and reconstruction of all Tenant's furnishings and Landlord furnished improvements, Tenant authorized improvements and any costs associated with duplicate facilities needed to insure uninterrupted business operations of the Tenant. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.3 of this Lease and modification to the rental terms, as appropriate, due to modification in the sized of the Leased Premises,

22.12 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the stale in which the Leased Premises are located, that the corporation has full right and authority to enter Into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

22.13 FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, falling those, Tenant's internally prepared financial statements, certified by Tenant. Landlord agrees that it wilt not disclose any aspect of such information which Tenant designates as confidential except: (i) to Landlord's lenders or prospective purchasers of the Buildings;
(ii) in litigation between the Landlord and Tenant; and (iii) if required by court order,

22.16 COMPLETE UNDERSTANDING. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior written or oral negotiations, representations, warranties,' statements or agreements between the parties hereto -as 'the same. No inducements, representations, understandings or agreements have been made or relied upon in the making of this Lease, except those specifically set forth in the provisions of this Lease, Neither party hereto has any right to rely on any other prior or contemporaneous representation made by anyone concerning this Lease which is not set forth herein. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this lease and that this lease will not-be construed against Landlord merely because Landlord has prepared it.

22.17 TAX BENEFITS; INCENTIVE PAYMENTS Landlord and Tenant understand and acknowledge that certain credits, exemptions, refunds or abatements against tax obligations of Tenant or Landlord, whether with respect to property, sales, use, gross receipts, income, ad valorem, payroll, value added or other tax (collectively "Tax Benefits") as well as incentive payments, credits or exemptions directly or indirectly from governmental authorities or public utilities (incentive may become available as a result of the construction, use, occupancy or conduct of business of Tenant in the Leased Premises, or the decision of Tenant to establish or operate a business at the Leased Premises, 'The Landlord reserves and will be entitled to all such Tax Benefits and Incentive Payments in such amounts as they relate to the Leased Premises. Landlord and Tenant agree to take such action as is necessary in order to cause all such Tax Benefits and Incentive Payments to accrue to Landlord's account, In the event any such Tax Benefit or Incentive Payment is paid to, or is otherwise received by Tenant, then, at Landtord's option, Tenant shall immediately account 'for and pay over the full amount of such Tax Benefit or Incentive Payment to Landlord, and will cooperate with Landlord in any efforts of Landlord to obtain the maximum Tax Benefits and Incentive Payments which may be available under applicable law.

22.18 GOVERNING LAW. This Lease shall be construed, governed, interpreted and enforced in all respects by the laws of the State of Florida.

22.19 TENANT AMENITIES. During the Term of this Lease, Landlord shall make available to Tenant, at no additional charge therefor, for shared use in common with Landlord and other tenants of the Building during Normal Business Hours, the onsite catered dining area (Tenant to be responsible for any costs so incurred), fitness center, lockers and shower facilities. In addition,

Landlord shall provide to Tenant, on an as-available basis, limited access to the first-floor conference and training rooms. Tenant must use Landlord's existing reservation system and such use shall be limited to not more than eight
(8) hours per week as determined on a cumulative basis, but in no event more than sixteen (16) hours during any given calendar week.

22.20 SIGNAGE. Subject to Tenant's receipt of all necessary governmental permits and approvals, together with all, necessary approvals from Carillon Park, and subject to Landlord's approval of the size, dimensions, location and design and construction specifications, Tenant shall have the right to install, at Its sole cost and expense, a monument sign facing Ulmerton Road. In addition, Landlord shall permit Tenant to install identifying signage. In the main Building entrance foyer at a location mutually acceptable to Landlord and Tenant. The rights granted to Tenant pursuant to this Section 22.20 are personal to EDIX Corporation.

22.21 ROOF RIGHTS.

     (a) Tenant is hereby granted, subject to Article 5 hereof and the provisions of this Section 22.21 and such other requirements as shall be imposed by Landlord, the right to install, secure, maintain, replace and operate on the roof (the "Roof") of the Building in an area reasonably designated by Landlord and reasonably acceptable to Tenant (the "Roof Space"), a satellite dish (the "Antenna"), The dimensions of the Antenna shall be subject to Landlord's approval. In addition, also subject to Article 5 and the provisions of this Section 22.21, Tenant shall have the right to install cables leading from the Antenna to the Premises at Tenant's sole cost and expense and in a location, manner, material and size as shall be approved by Landlord.

     (b) Tenant shall diligently service, repair, paint and maintain the Antenna, including, without limitation, all electrical wires, guide wires and conduits related thereto.

     (c) No signs, whether temporary or permanent, shall be affixed, installed or attached to the Antenna or the Roof other than those required by applicable law. All signs required, if any, and the location thereof, shall be first approved in writing Landlord.

     (d) In the performance of any installation, alteration, repair, maintenance, removal and/or any other work with respect to the Roof Space or the Antenna, Tenant shall comply with all of the applicable provisions Lease and the provisions of this Section 22.21 shall be applicable to the Roof Space as if the Roof Space was part of the Leased Premises.

     (e)

     (f) Have its representative(s) accompany Tenant whenever It services or maintains the Antenna: At all other times, Landlord may keep the entrances to the Roof Space locked. Tenant shall not have any tools and/or materials stored in The Roof Space, and Tenant's employees and independent contractors shall close and lock the entrance door to the Roof when leaving the same. If Tenant shall require access any of the Roof Space, at times other than those specified in the first sentence of this Section (f), then except in the case of an emergency, Tenant shall give Landlord at least two full business days prior written notice of such requirement and shall pay all reasonable costs Incurred by Landlord in connection therewith, including, without limitation, any compensation paid to Building employees or any independent contractors of Landlord.

     (g) On or before the termination of this Lease, Tenant shall remove the Antenna and any and all appurtenant cables, wires, and other equipment and repair and restore the Roof and any other damage caused to the Building. Such repair and restoration work shall proceed with due diligence and dispatch and shall be completed prior to the Expiration Date. Any holes, damage or Injury in or to the Roof and/or Building arising out of or connected to the removal of the Antenna and any or all appurtenant cables, wires, and other equipment shall be promptly and duly repaired and restored by Tenant at Tenant's sole cost and expense.

     (h) Throughout the duration of this Lease, Tenant shall inspect the Antenna at least once a month. Tenant shall be solely responsible for preserving the water tight integrity of the Roof as may be caused by, or relates to, the installation, maintenance, operation and repair of the Antenna. Tenant shall be responsible for all leaks in the Roof arising out of or connected to the Antenna installation. Tenant's Antenna shall not exceed the applicable load-bearing capacity of the Roof Space.

     (i) If, at any time during the Term, Landlord, in its judgment, shall determine that It is necessary to move the Antenna to another area of the Roof Space, then Landlord may give notice thereof to Tenant (which notice shall have annexed thereto a plan on which such other area of the Roof Space (the "Substitute Space") shall be substantially identified by hatching or otherwise). The Substitute Space with respect to the Antenna shall not be located in an area of the Roof in which the Antenna's reception would differ in a materially adverse way from the Antenna's reception in the initial Roof Space. Within 30 days of receipt of Landlord's notice (or, if a governmental permit is required to be obtained for installation of the Antenna on the Substitute Space, then, within 30 days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord's reasonable cooperation), Landlord, at its sole cost shall move the Antenna to the Substitute Space which shall then become the Roof Space hereunder and the original Roof Space shall be deleted from the coverage of this Lease.

     (j) Tenant's operation or use of the Antenna shall not prevent or interfere with the operation or use of any equipment of (I) any present or future tenant or occupant of the Building whose equipment was installed prior to the installation of the Antenna, or (ii) Landlord, If, at any time during the term hereof, Landlord shall reasonably determine that the Antenna causes Interference with equipment of any such present or future tenant or occupant or of Landlord, then Landlord may so notify Tenant, and Landlord may require Tenant to replace the Antenna with another antenna which would not cause such interference (the "Replacement"), Tenant, within 30 days of receipt of such notice or, If a government permit is required to install the Replacement, then within 30 days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord's cooperation but at no cost to Landlord), shall replace the Antenna with the new non-interfering Replacement which shall then be deemed to be the Antenna hereunder,

     (k) Tenant agrees that Landlord has made no warranties or representations as to the condition or suitability of the Roof Space or the Building (or the electricity available to the Roof Space) for the installation, use, maintenance or operation of the Antenna, and Tenant agrees to accept same in its "as is" condition and without any work or alterations to be made by Landlord.

     In Witness Whereof, this Lease was executed as of the Effective Date" as specified hereinabove.

WITNESSES:                              TENANT:

/s/
-------------------------------------
/s/                                     EDIX Corporation
-------------------------------------   a Delaware corporation


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


WITNESSES:                              LANDLORD:

/s/
-------------------------------------   FRANKLIN TEMPLETON INVESTOR SERVICES,
/s/                                     LLC, a Delaware limited liability
-------------------------------------   company


                                        By: /s/
                                            ------------------------------------
                                        Name: Basil ________
                                              ----------------------------------
                                        Its: President
                                             -----------------------------------

                                        Date of Execution: October 10, 2001

                 CONTINUING AND UNCONDITIONAL GUARANTY OF LEASE

THIS GUARANTY is made and to be effective as of October 8th, 2001, by the undersigned, IDX SYSTEMS CORPORATION ("Guarantor") and is annexed to and made a part of the Lease dated October ____, 2001 (the "Lease"), between FRANKLIN TEMPLETON INVESTOR SERVICES, LLC ("Landlord") and EDIX CORPORATION ("Tenant").

                                    RECITALS:

Tenant wishes to enter into the Lease with Landlord, Landlord desires to enter Into the Lease with Tenant, but is unwilling to do so unless Guarantor assures Landlord of full and timely payment and performance of ail of Tenant's obligations under the Lease. Guarantor Is willing to do so. Accordingly, and In order to Induce Landlord to enter into the Lease with Tenant and for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. RECITALS. The above recitals are true and correct and are a material part of this Guaranty.

2. GUARANTY. Guarantor hereby absolutely, unconditionally and Irrevocably guarantees to Landlord, Landlord's successors and assigns, the prompt and full payment of all rent, percentage rent, expenses, additional rent, and all other payments to be made by Tenant under the Lease, and the full performance and observance by Tenant of all the other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant, for which Guarantor will be jointly and severally liable with Tenant. Guarantor waives notice of any breach or default by Tenant under the Lease. If Tenant defaults In the performance of any of Its obligations under the Lease and fails to cure same within the time provided In the Lease (unless Landlord is precluded from providing any default notices because of the imposition of the automatic slay under the Bankruptcy Code), upon Landlord's demand, Guarantor will perform Tenant's obligations under the Lease.

3. ENFORCEMENT. If there Is more than one Guarantor of the Lease, Landlord, at Landlord's option, may enforce the provisions of this Guaranty against any one or more or all of such Guarantors, and/or may join any one or more or all of the Guarantors In an action or proceeding commenced by Landlord against Tenant that is based upon breach of any of the covenants and obligations of Tenant In the Lease. Guarantor waives the bringing of any prior action by Landlord against Tenant as a condition to enforcement of this Guaranty and agrees that Guarantor is a primary obligor under the Lease, Landlord may, at Its option, proceed against Guarantor without proceeding against Tenant or anyone else obligated under the Lease or against any security for any of Tenant's or Guarantor's obligations. If there Is more than one Guarantor of the Lease, the obligations of the Guarantors shall be joint and several and the release of one of such Guarantors shall not release any other such Guarantors.

4. WAVERS BY LANDLORD. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter or thing related to the Lease, or the granting of any indulgences or extension of time to Tenant, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty. Guarantor's obligations hereunder will remain fully binding although Landlord may have waived one or more defaults by Tenant; amended or modified the Lease (including without limitation the alteration, enlargement or change of the premises described in the Lease; extended the time of performance by Tenant; released, returned or applied other collateral given as additional security (including other guaranties) or released Tenant from the performance of some or all of Its obligations under the Lease.

5. CONTINUING EFFECT. This Guaranty shall remain In full force and effect and the liability of Guarantor will not be affected by (a) the release or discharge of Tenant from its obligations under the Lease In any receivership, bankruptcy, reorganization, or other proceedings, or the commencement or pendency of any such proceedings; (b) the Impairment, limitation, or modification of the liability of Tenant or the estate of Tenant In bankruptcy or reorganization, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute or from a decision In any court; (c) the rejection or disaffirmance of the Lease In any such proceedings; (d) the assignment or transfer of the Lease or of all or any part of the premises described in the Lease by Tenant; (e) any disability or other defense of Tenant; or (f) the cessation from any cause whatsoever of the liability of Tenant under the Lease.

6. NO VERBAL MODIFICATION. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement In writing signed by Guarantor and Landlord,

7. ATTORNEYS' FEES AND COSTS. Guarantor will pay on demand the reasonable attorneys' and paralegal assistants' fees, costs and expenses Incurred by Landlord, or Landlord's successors and assigns, in connection with the enforcement of this Guaranty or any judicial declaration of the rights of the parties hereunder, whether or not suit is brought, and whether such fees, costs and expenses are incurred before, during or at trial, on appeal or in bankruptcy or reorganization proceedings.

8. BINDING EFFECT. This Guaranty Is applicable to the Lease, any extension or renewal of the Lease, and any holdover term following the term of the Lease, or any such extension or renewal, This Guaranty shall be applicable to and binding upon the heirs, representatives, successors and assigns of Landlord, Tenant and Guarantor.

GUARANTY, GUARANTOR WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. GUARANTOR AGREES THAT THIS COVENANT WAS SPECIFICALLY DISCUSSED AND NEGOTIATED AND THAT GUARANTOR WAS FULLY AND PROPERLY ADVISED WITH RESPECT TO THE MEANING AND LEGAL EFFECT OF THIS COVENANT PRIOR TO SIGNIFYING ITS ASSENT TO THE SAME.

JAK Initials by Guarantor

IN WITNESS WHEREOF, Guarantor has executed this Guaranty effective as of the date and year first above written.

          Address of Guarantor:

          40 IDX Drive
          Burlington, VT 05402-1070

WITNESSES:                              CORPORATE GUARANTOR:

                                        Name of Corporation:

                                        IDX SYSTEMS CORPORATION


/s/ Jennifer Buffington                 By:  /s/ John A. Kane
-------------------------------------       ------------------------------------
[Print Name]: Jennifer Buffington      Name:   John A.Kane
              -----------------------         ----------------------------------
                                        Its:   Sr. VP, CFO & Treasurer
                                             -----------------------------------

/s/ Carrie Murray
-------------------------------------
[Print Name]:  Carrie Murray
              -----------------------

                                   "GUARANTOR"

NOTE: In the case of a corporate guaranty, the President of the corporate guarantor must execute the Guaranty with the corporate seal affixed, or any vice president may execute the Guaranty if a proper corporate resolution has been adopted by the Board of Directors of the corporation and a copy certified by the corporate secretary.

                            CORPORATE ACKNOWLEDGMENT:

STATE OF     Vermont
         ----------------- )ss.
COUNTY OF    Crittenden    )
         ------------------)
The foregoing instrument was acknowledged before me this 9th day of October, 2001 by Jack Kane, the Sr. Vice President of IDX Systems Corp, a corporation organized and existing under the laws of the State of Vermont, on behalf of the corporation, who is [check applicable] __________________

                                        /s/ Jennifer Buffington
                                        ----------------------------------------
                                        Notary Public
                                        [Print Name]:  Jennifer Buffington
                                                      --------------------------

(Affix Notarial Seal)

                                        My Commission Expires: 2/10/03

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of March 24th, 2005, by and between FRANKLIN TEMPLETON INVESTOR SERVICES, LLC, a Delaware limited liability company ("Landlord"), and SPHERIS OPERATIONS INC., a Tennessee corporation ("Tenant").

                                    RECITALS

     A. Landlord and Edix Corporation, a Delaware corporation, as predecessor in interest to Tenant, have previously entered into that certain Office Lease Agreement dated as of October 8, 2001 (the "Lease"), which Lease covers certain premises consisting of approximately thirty-seven thousand nine hundred (37,900) rentable square feet located on the fourth floor at 140 Fountain Parkway St. Petersburg, Florida 33716 (the "Premises"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

     B. Tenant desires to release and surrender to Landlord a portion of the Premises which portion consists of approximately twenty thousand three hundred fifteen (20,315) rentable square feet (subject to the Final Calculation, as defined below), as more particularly shown on Exhibit 1 attached hereto (the "Released Premises").

     C. In connection therewith, Tenant has requested Landlord to relet the Released Premises to Lifestyle Family Fitness, Inc. (the "Third Party") on the terms set forth in that certain Office Lease Agreement dated March ___, 2005 (the "Third Party Lease"), as more particularly shown on Exhibit 2 attached hereto.

     D. Accordingly, Landlord and Tenant desire to amend the Lease to, inter alia, remove the Released Premises from the Lease and decrease the Premises in proportion thereto, require Tenant to pay its proportionate share of tenant improvements costs and leasing commissions with respect to the Third Party Lease, modify the Monthly Base Rent, require Tenant to pay any base rent difference between its Lease obligation for the Released Premises and the negotiated rental rate of the Released Premises leased to the Third Party pursuant to the Third Party Lease, require Tenant to guarantee a portion of the base rent payable for the Released Premises under the Third Party Lease, and require Tenant to pay all fourth floor subdivision costs, all upon and subject to the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1.   EFFECTIVE DATE

     This First Amendment is effective on the date hereof. The adjustments provided for herein shall be effective on the date (the "Effective Date") that the "Commencement Date" under the Third Party Lease occurs.

     2.   LEASE MODIFICATIONS

          (a) As of the date hereof, Landlord shall be authorized to divide the Premises by demising walls to separate the Premises from the Released Premises, and the Lease, other than rent, is modified as follows:

               (i) Tenant's Surrender of Released Premises. Tenant hereby surrenders the Released Premises to Landlord for purposes of constructing the demising walls and/or otherwise preparing the Released Premises for Third Party Tenant's use and occupancy.

               (ii) Monthly Base Rent. Notwithstanding Tenant's surrender of the Released Premises, the Monthly Base Rent, payable by Tenant under the Lease remains unaffected until the Effective Date.

               (iii) Leased Premises. Exhibit 1 of the Lease is hereby replaced with Exhibit 1 hereto. Accordingly, the term "Leased Premises", as used in the Lease, shall hereafter mean the Leased Premises as defined in the Lease (prior to the execution of this Amendment), less and except the Released Premises (for purposes of this Amendment, such space shall also be referred to herein as the "Subdivided Premises" and shall be as depicted on Exhibit "1" attached hereto). Such Leased Premises consists of seventeen thousand five hundred eighty-five (17,585) rentable square feet in total (subject to Final Calculation).

          (b) Monthly Base Rent. From and after the Effective Date, the Monthly Base Rent for the Subdivided Premises shall be reduced in accordance with the schedule set forth below (subject to any adjustment necessitated by the Final Calculation):

                                                RENTAL RATE
DATES                                 SQ. FT.   PER SQ. FT.   MONTHLY RENT
-----                                 -------   -----------   ------------
Effective Date - January 31, 2006      17,585      $19.10      $27,989.46
February 1, 2006 - January 31, 2007    17,585      $20.70      $30,334.12

     For all purposes of this Amendment, the final rentable square foot calculation (the "Final Calculation") shall be determined by a Florida licensed architect selected by Landlord using the BOMA Method (as defined in the Third Party Lease), and confirmed by an addendum to this Lease entered into between Landlord and Tenant. After the Final Calculation is obtained, Tenant agrees promptly to remit to Landlord any additional sums that are due to Landlord pursuant to this Amendment as a result of the Final Calculation, and Landlord agrees promptly to remit to

Tenant any excess funds theretofore paid to Tenant pursuant to this Amendment as a result of the Final Calculation, and both parties shall promptly upon demand of the other enter into such modifications to the Lease or this Amendment as necessary to confirm their respective obligations with respect to any amounts or payments required to be adjusted hereunder as a result of the Final Calculation. Notwithstanding the foregoing, in no event shall the aggregate rentable square footage of the Subdivided Premises and the Released Premises (following the Final Calculation and following the similar calculation under the Third Party Lease) exceed 37,900 rentable square feet.

     3.   RELETTING BY LANDLORD

     Tenant agrees that the Landlord may enter into the Third Party Lease. Tenant shall cooperate in satisfying all contingencies to the effectiveness of the Third Party Lease.

     4.   TENANT GUARANTEE

          (a) Tenant does hereby absolutely and unconditionally guarantee to Landlord the prompt payment of all scheduled payments of Annual Base Rent (as defined in the Third Party Lease) that are due and owing by Third Party under the Third Party Lease during the period from the "Commencement Date" under the Third Party Lease through and including the twenty-eighth (28th) month of the term thereof (the "Guaranty Period"). All such Annual Base Rent payments under the Third Party Lease are referred to herein as the "Guaranteed Obligations." Upon any acceleration of rent payments by Landlord under the Third Party Lease, any such rental payments that would not have been due and payable during the Guaranty Period if such acceleration had not occurred (i.e., rent payments that, prior to such acceleration, were scheduled to become due on a date after the Guaranty Period) shall not be a part of the Guaranteed Obligations.

          (b) Subject to paragraph 4(g) below, Tenant's obligations hereunder are independent of the obligations of Third Party, or any assignee of the Third Party Lease, and a separate action or actions may be brought and prosecuted against Tenant whether or not action is brought against Third Party or any such assignee or whether or not Third Party or any such assignee be joined in any such action or actions.

          (c) Tenant authorizes Landlord, without notice or demand and without affecting its liability hereunder, from time to time to (i) extend, accelerate, or otherwise change the time for any payment provided for in the Third Party Lease, or any covenant, term or condition of the Third Party Lease, in any respect to affect or defer the Landlord's remedies or rights against Third Party in respect to the Third Party Lease, and to consent to any assignment, subletting or reassignment of the Third Party Lease; (ii) take and hold security for any payment provided for in the Third Party Lease or for the performance of any covenant, term or condition of the Third Party Lease, or exchange, waive or release any such security;
     (iii) apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine; provided, however, that Landlord shall not be entitled to amend the Lease in any manner that increases Tenant's obligations under this Section 4, and any such amendment that is entered into without Tenant's consent shall, as between Landlord and Tenant, be null and void and shall not affect Tenant's obligations hereunder. Landlord may without notice assign Tenant's obligations under this Section in connection with any sale by Landlord of the Buildings. This Guaranty shall continue until all of the Guaranteed Obligations have been fully and completely performed, and Tenant shall not be released of any obligation or liability hereunder so long as there is any claim against Third Party, or any assignee of the Third Party Lease, arising out of the Guaranteed Obligations that has not been settled or discharged in full.

          (d) Tenant further agrees that to the extent the Third Party makes any payment to the Landlord in connection with the Guaranteed Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise, then Tenant's obligations under this Section shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Landlord, the Guaranteed Obligations or part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect as if said payment had not been made.

          (e) Tenant waives any right to require Landlord to (i) proceed against Third Party or any other person or entity; (ii) proceed against or exhaust any security held from Third Party; (iii) pursue any other remedy in Landlord's power which Tenant cannot itself pursue, and which would lighten its burden. Tenant waives any defense arising by reason of any disability or other defense of Third Party, or any assignee of the Third Party Lease, or by reason of the cessation from any cause whatsoever of the liability of Third Party, or any assignee of the Third Party Lease. Tenant waives all demands upon and notices to Third Party, or any assignee of the Third Party Lease, and to Tenant, including demands for performance, notices of non-performance, notices of non-payment and notice of acceptance of the obligations of Tenant under this Section. Tenant agrees that until such time as the Guaranteed Obligations has been paid and performed in full, any claim or other rights which Tenant may now have or hereafter acquire against the Third Party, any assignee of the Third Party Lease, or any other person that arise from the existence or performance of Tenant's obligations under this Section, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of the Landlord against the Third Party or any assignee of the Third Party Lease or any collateral which the Landlord now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Third Party or any assignee of the Third Party Lease, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights, shall be subordinate to Landlord's right to full payment and performance of the Guaranteed Obligations, and Tenant shall not enforce any such rights or claims during such period if an event of default shall have occurred and be continuing under the Third Party Lease at such time. If, notwithstanding the foregoing provisions, any amount shall be paid to Tenant on account of such rights or claims of Tenant and such amount is paid to Tenant at any time when (x) the Guaranteed Obligations shall not have been paid or performed in full, and
     (y) an event of default shall have occurred and be continuing under the Third Party Lease, then such amount paid to Tenant shall be held in trust for the benefit of the Landlord and shall forthwith be paid to the Landlord to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order as the Landlord, in its sole and absolute discretion, shall determine.

          (f) Tenant agrees to pay a reasonable attorney's fee and all other costs and expenses which may be incurred by Landlord in the successful enforcement of the obligations of Tenant under this Section. No right or power of Landlord shall be deemed to have been waived by any act or conduct on the part of Landlord, or by any neglect to exercise such right or power, or by any delay in so doing; and every right and power of Landlord shall continue in full force and effect until such right or power is specifically waived by an instrument in writing executed by Landlord. This Guaranty shall bind Tenant, its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

          (g) Notwithstanding anything in this Section 4 to the contrary, (i) Landlord shall use reasonable efforts to mitigate damages, thereby minimizing the amounts due and payable by Tenant hereunder, (ii) with respect to any amounts paid by Tenant under this Section 4, Tenant shall be entitled to seek, enforce and accept reimbursement and contribution with respect thereto from Third Party so long as an event of default shall have occurred and be continuing under the Third Party Lease at such time, (iii) Landlord shall give prompt written notice of any default or event of default by Third Party under the Third Party Lease, and (iv) prior to seeking payment of any amounts from Tenant under this Section 4, Landlord shall first use reasonable efforts to seek recovery of such amounts from Third Party.

     5.   TENANT PAYMENTS

          (a) Rent Differential. On the date hereof, Tenant shall pay in full to Landlord $51,803.30, representing the rent difference between Tenant's Lease obligations owed by Tenant to Landlord for the Released Premises and the rental rate of the Third Party Lease (the "Rent Differential Payment"), as set forth below (subject to Final Calculation):

                                ANNUAL RATE   MONTHLY RATE      RENT
APPLICABLE DATES      SQ. FT.    DIFFERENCE    DIFFERENCE    DIFFERENCE
----------------      -------   -----------   ------------   ----------
April 1, 2005 -
   January 31, 2006    20,315      $0.85        $1,438.98    $14,389.80
February 1, 2006 -
   March 31, 2006      20,315      $2.45        $4,147.65    $ 8,295.30
April 1, 2006 -
   January 31, 2007    20,315      $1.72        $2,911.82    $29,118.20
                                                             ----------
   TOTAL                                                     $51,803.30
                                                             ==========

          (b) Broker Commissions. Tenant shall pay to Landlord, $34,023.86 (subject to Final Calculation), representing of the real estate brokerage commission payable by Landlord relating to the Third Party Lease for the period from the Commencement Date under the Third Party Lease to January 31, 2007. Tenant shall pay fifty percent (50%) of such fee upon the date hereof and shall pay fifty percent (50%) upon the Effective Date.

          (c) Third Party Improvement Allowance. On the date hereof, Tenant shall pay to Landlord $59,590.67 (subject to Final Calculation), representing its pro rata share or eleven thirtieth (22/60) of the tenant improvement allowance of $8.00 per rentable square foot provided for in the Third Party Lease.

          (d) Construction Costs. On the date hereof, Tenant shall pay to Landlord $148,681 (the "Estimated Cost"), representing an estimate of the cost of constructing demising and corridor walls necessary to separate the Subdivided Premises and the Released Premises, as detailed on Exhibit 1 attached hereto (the "Necessary Construction"), all of which shall be performed by Ed Taylor Construction ("Contractor") pursuant to its bid submitted prior to the date hereof. Tenant shall be responsible for all such costs arising out of or in any way connected to or relating to the Necessary Construction. Such costs shall consist of but not be limited to:
     (i) architectural and engineering fees incurred including, without limitation, the preparation of the construction drawings and specifications; (ii) governmental agency plan check, permit and other fees (including any changes required by any governmental entity or authority having jurisdiction thereof); (iii) sales and use taxes; (iv) insurance fees associated with the construction; (v) testing and inspecting costs; and (vi) the costs of materials and labor incurred in connection with the Necessary Construction. When the Necessary Construction is completed to Landlord's reasonable satisfaction, Landlord will calculate the final cost for the Necessary Construction (the "Final Cost") and will provide a statement thereof to Tenant, accompanied by invoices or other evidence of the applicable costs. If the Final Cost exceeds the Estimated Cost, Tenant will make immediate payment to Landlord for such difference. If the Estimated Cost exceeds the Final Cost, Landlord will refund such difference to Tenant.

     Landlord shall cause the Necessary Work to be performed pursuant to a general contract to be entered into by Landlord with Contractor, the form of which shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed; provided, however, that in no event shall Landlord modify the scope of the Necessary Construction in any manner that would increase Tenant's obligations under this Paragraph 5(d) without the prior written consent of Tenant. Landlord represents and warrants to Tenant that it is not aware of any costs or expenses incurred or to be incurred in connection with the Necessary Construction that would cause Tenant's liability therefor to exceed the Estimated Cost.

     6.   MISCELLANEOUS

          (a) As amended hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this First Amendment and the Lease, the terms of this First Amendment shall prevail.

          (b) Tenant and Landlord each represents and warrants to the other party that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker or finder in the negotiating or making of this First Amendment, other than Echelon Real Estate Services, LLC. Each party agrees to indemnify and hold harmless the other party from any claims, costs or expenses, including attorneys' fees, incurred by the indemnified party arising out of a breach of the foregoing representation or warranty.

          (c) This First Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.

          (d) This First Amendment may be executed in counterparts each of which counterparts when taken together shall constitute one and the same agreement.

          (e) Except as set forth in this First Amendment, all terms and conditions of the Lease shall remain in full force and effect.

          (f) All sums payable by Tenant hereunder are rent.

          (g) Tenant and Landlord agree that the terms of this Amendment (collectively, the "Confidential Material") will be kept confidential by each party and that each party will take all reasonable precautions to maintain such confidentiality, and to use such confidential material solely for the purposes contemplated by this Amendment provided, however, that (i) any Confidential Material may be disclosed to the party's or affiliates' respective employees, agents, auditors, advisors or representatives (collectively, "Representatives") who need to know such information for the purpose consummating the Lease (ii) any disclosure of Confidential Material may be made to which the parties agree in writing, (iii) any Confidential Material may be disclosed to the party's respective counsel and (iv) nothing herein shall prohibit or limit use of the Confidential Material in any dispute between any of the parties hereto (including their respective affiliates and Representatives).

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first above written.

                                        LANDLORD:

                                        FRANKLIN TEMPLETON INVESTOR SERVICES,
                                        LLC., a Delaware limited liability
                                        company


                                        By: /s/ Ghassan Hakim
                                            ------------------------------------
                                        Name: Ghassan Hakim
                                              ----------------------------------
                                        Title: SR VP
                                               ---------------------------------


                                        TENANT:

                                        SPHERIS OPERATIONS INC., a Tennessee
                                        corporation


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title: CAO
                                               ---------------------------------

                                    EXHIBIT 1

                               [DRAWING OF SPACE]

                                    EXHIBIT 2

                      [THIRD PARTY OFFICE LEASE AGREEMENT]


                                       10